Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated December 14, 2001  accompanying the consolidated financial statements of Alpha Technologies Group, Inc. and subsidiaries and related schedule included in the Annual Report on Form 10-K for the year ended October 28, 2001, which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report, and to the use of our name as it appears under the caption "Experts."








Houston, Texas                                       /s/ Grant Thornton LLP
April 8, 2002